UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2012

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

As previously announced in the Current Report on Form 8-K filed by Codexis, Inc. (the “Company”) on September 4, 2012 (the “Prior 8-K”), the Company appointed David O’Toole as its Senior Vice President and Chief Financial Officer. On September 10, 2012, pursuant to the offer letter described in the Prior 8-K, the Compensation Committee of the Company’s Board of Directors granted Mr. O’Toole an option to purchase 200,000 shares of the Company’s common stock (the “Option Award”) and an award of 50,000 shares of restricted stock (the “Restricted Stock Award”). The Option Award has a per share exercise price equal to $2.72 per share, which was the closing price of the Company’s common stock on September 10, 2012, and will vest and become exercisable on September 4, 2013 as to 25% of the shares subject thereto, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award will be fully vested and exercisable on September 4, 2016. The Restricted Stock Award will vest as to 25% of the shares subject thereto on each anniversary of September 4, 2012, such that the Restricted Stock Award will be fully vested on September 4, 2016. The grants were made as an inducement material to Mr. O’Toole entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The issuance of the Option Award and the Restricted Stock Award was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

The foregoing is only a summary of the material terms of the Option Award and the Restricted Stock Award, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to a stock option agreement and a restricted stock agreement between the Company and Mr. O’Toole, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2012.

On September 12, 2012, the Company issued a press release announcing the Option Award and the Restricted Stock Award. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        The disclosure provided under Item 3.02 of this Current Report on Form 8-K is incorporated by reference under this Item 5.02(c).

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.